HEALTH CARE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 97.2%

Varian Medical Systems, Inc.*†

3,476

$

180,231

AmerisourceBergen Corp.

4,324

172,917

Johnson & Johnson, Inc.

13,917

$

895,420

Humana, Inc.*

4,277

170,096

Novartis AG — SP ADR†

14,680

807,987

Hospira, Inc.*†

4,189

168,021

GlaxoSmithKline PLC — SP

Vertex Pharmaceuticals, Inc.*†

4,970

166,346

ADR†

16,937

748,954

DaVita, Inc.*†

3,122

165,872

Pfizer, Inc.†

38,648

675,181

Applera Corp. - Applied

Abbott Laboratories

11,494

608,837

Biosystems Group

4,912

164,454

Sanofi-Aventis — SP ADR

18,047

599,702

Covance, Inc.*†

1,900

163,438

Genentech, Inc.*†

7,868

597,181

Illumina, Inc.*†

1,830

159,411

Merck & Co., Inc.

15,487

583,705

DENTSPLY International, Inc.

4,302

158,314

Wyeth

11,566

554,705

Cephalon, Inc.*†

2,296

153,120

AstraZeneca PLC — SP ADR†

12,928

549,828

Charles River Laboratories

Medtronic, Inc.†

10,093

522,313

International, Inc.*†

2,382

152,257

Amgen, Inc.*

10,686

503,952

Pharmaceutical Product

Gilead Sciences, Inc.*†

9,063

479,886

Development, Inc.

3,548

152,209

Alcon, Inc. — SP ADR

2,930

476,975

Beckman Coulter, Inc.

2,184

147,486

Eli Lilly & Co.

9,939

458,784

Barr Pharmaceuticals, Inc.*†

3,133

141,236

Baxter International, Inc.

6,848

437,861

IMS Health, Inc.

6,051

140,988

Bristol-Myers Squibb Co.

20,296

416,677

Hologic, Inc.*†

6,418

139,912

Schering-Plough Corp.†

20,630

406,205

Henry Schein, Inc.*

2,710

139,755

Teva Pharmaceutical Industries

Warner Chilcott Ltd.*†

7,984

135,329

Ltd. — SP ADR†

8,850

405,330

Millipore Corp.*†

1,925

130,631

Celgene Corp.*

5,596

357,417

Mylan Laboratories, Inc.*†

10,625

128,244

Elan Corp. PLC -SP ADR*†

9,910

352,300

Coventry Health Care, Inc.*†

4,051

123,231

WellPoint, Inc.*†

7,258

345,916

Patterson Cos., Inc.*†

4,156

122,145

Medco Health Solutions, Inc.*†

7,248

342,106

Invitrogen Corp.*†

3,110

122,099

Stryker Corp.†

5,385

338,609

ImClone Systems, Inc.*

2,960

119,762

Covidien Ltd.

7,070

338,582

Endo Pharmaceuticals

UnitedHealth Group, Inc.

12,554

329,542

Holdings, Inc.*†

4,850

117,322

Thermo Fisher Scientific, Inc.*

5,895

328,528

Amylin Pharmaceuticals, Inc.*†

4,536

115,169

Aetna, Inc.†

7,393

299,638

Community Health Systems,

Becton, Dickinson & Co.†

3,600

292,680

Inc.*

3,490

115,100

Genzyme Corp.*

4,060

292,401

Perrigo Co.†

3,300

________

104,841

Cardinal Health, Inc.†

5,581

287,868

Total Common Stocks

Boston Scientific Corp.*

22,891

281,330

(Cost $16,256,695)

________

22,194,100

McKesson Corp.†

4,987

278,823

SECURITIES LENDING COLLATERAL 29.3%

Express Scripts, Inc.*†

4,228

265,180

Mount Vernon Securities

Allergan, Inc.†

4,980

259,209

Lending Trust Prime Portfolio

6,696,547

________

6,696,547

Biogen Idec, Inc.*†

4,571

255,473

Zimmer Holdings, Inc.*

3,661

249,131

Total Securities Lending Collateral

St. Jude Medical, Inc.*

5,978

244,381

(Cost $6,696,547)

________

6,696,547

Quest Diagnostics, Inc.†

4,371

211,862

Forest Laboratories, Inc.*

5,952

206,772

C.R. Bard, Inc.†

2,235

196,568

CIGNA Corp.

5,495

194,468

Intuitive Surgical, Inc.*†

720

193,968

Shire PLC — SP ADR

3,850

189,151

Waters Corp.*

2,822

182,019

Laboratory Corporation of

America Holdings*†

2,596

180,759

1

HEALTH CARE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 0.3%

Collateralized by Obligations of

the U.S. Treasury or U.S.

Government Agencies

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

$

80,818

$

________

80,818

Total Repurchase Agreements

(Cost $80,818)

________

80,818

Total Investments 126.8%

(Cost $23,034,060)

$

________

28,971,465

Liabilities in Excess of Other

Assets – (26.8)%

$

(6,129,054)

________

Net Assets – 100.0%

$

22,842,411

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at June 30, 2008.

ADR - American Depository Receipt.

2